            As Filed with the Securities and Exchange Commission on May 3, 1995
                                                               File No. 33-_____

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              -------------------

                                    FORM S-3
                            REGISTRATION STATEMENT*
                                   UNDER THE
                             SECURITIES ACT OF 1933

                              -------------------

                            CROWN LABORATORIES, INC.
             (Exact Name of Registrant as Specified in its Charter)

               Delaware                                                                 75-2300951
      (State or Other Jurisdiction                                                     (IRS Employer
     of Incorporation or Organization)                                                     ID No.)

                              6780 Caballo Street
                            Las Vegas, Nevada 89119
                                 (702) 696-9300
              (Address, Including Zip Code, and Telephone Number,
              Including Area Code, of Principal Executive Offices)

                     CRAIG E. NASH, CHIEF EXECUTIVE OFFICER
                            CROWN LABORATORIES, INC.
                              6780 Caballo Street
                            Las Vegas, Nevada 89119
                                 (702) 696-9300
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                          Copies of Communications to:
                             RONALD P. GIVNER, ESQ.
                       JEFFER, MANGELS, BUTLER & MARMARO
                     2121 Avenue of the Stars, Tenth Floor
                         Los Angeles, California 90067
                                 (310) 203-8080
                              Fax:  (310) 203-0567

Approximate date of commencement of proposed sale to the public: As soon as possible after the Registration Statement is declared effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[  ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ X ]

                        CALCULATION OF REGISTRATION FEE


==========================================================================================================================
                                                               Proposed Maxi-       Proposed Maximum          Amount of
           Title of Securities              Amount to be        mum Offering       Aggregate Offering        Registration
             to be Registered                Registered       Price Per Share            Price                   Fee
- --------------------------------------------------------------------------------------------------------------------------
 Common Stock, $0.001 par value              3,420,610          $2.5625 (1)            $8,765,313               $3,022.52
                                                Shs.
==========================================================================================================================


(1)     Calculated pursuant to Rule 457(c).

                            -------------------


        THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

===============================================================================

*Pursuant to Rule 429 the enclosed Prospectus constitutes a combined Prospectus also relating to securities covered by Registration Statement No. 33-72912 (Common Stock) and constitutes a post-effective amendment to said Registration Statement.

P R O S P E C T U S                                       ___________, 1995


                            CROWN LABORATORIES, INC.

                                  COMMON STOCK
                               ($0.001 PAR VALUE)


          This Prospectus relates to 6,505,576 shares of the Common Stock of CROWN LABORATORIES, INC. (the "Company"), which may be offered from time to time by any or all of the Selling Stockholders named herein (the "Selling Stockholders"), including shares to be received upon exercise of warrants. The Company will not receive any proceeds from the sale of the shares offered hereby but will receive certain proceeds upon exercise of the warrants, which proceeds will be used for working capital. The Company estimates that the expenses of this offering will be approximately $17,000, all of which will be paid by the Company.

          The Company has been advised by the Selling Stockholders that they or their successors may sell all or a portion of the shares offered hereby from time to time on the American Stock Exchange Emerging Company Marketplace (the "Amex-ECM") in privately negotiated transactions, or otherwise, including sales through or directly to a broker or brokers. Sales will be at prices and terms then prevailing or at prices related to the then current market prices or at negotiated prices. In connection with any sales, any broker or dealer participating in such sales may be deemed to be underwriters within the meaning of the Securities Act of 1933. See "Plan of Distribution."

          The Common Stock of Crown Laboratories, Inc. is traded on the AMEX-ECM (AMEX-ECM symbol: CLL.ec). On April 28, 1995, the last sale price of the Company's Common Stock, as reported by the AMEX-ECM, was $2 9/16.

                        ________________________________


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

                        ________________________________


              THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
                         OF RISK.  SEE "RISK FACTORS."

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

          The following documents heretofore filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference: the Company's Annual Report on Form 10-KSB and Form 10-KSB/A-1 for the fiscal year ended December 31, 1994 and the Company's Registration Statement on Form 8-A.

          All other documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities under this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is not deemed to be filed under said provisions or any portion of a Proxy Statement not deemed incorporated herein by reference. Any statement made in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Prospectus. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

          The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written or oral requests for such copies should be directed to Larry Rosenthal, Public Relations (1-800-CROWN-15) or Brent Coeur-Barron, Administrative Officer, 6780 Caballo Street, Las Vegas, Nevada 89119 (Telephone: (702) 696- 9300).


                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information with the Commission. These reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the
Commission: The Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago Illinois 60661-2511 and the New York Regional Office, 7 World Trade Center, 12th Floor, New York, New York 10048. Such reports, proxy statements and other information filed by the Company can also be inspected at the offices of the American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006. Copies of such materials can also be obtained by mail at prescribed rates upon written request addressed to the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549.

          The Company has filed with the Commission in Washington, D.C., a Registration Statement on Form S-3 under the Securities Act of 1933, as amended, with respect to the Common Stock offered hereby (the "Registration Statement"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits and financial statements and schedules, if any, filed therewith or incorporated therein by reference. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated herein by reference, each statement being qualified in its entirety by such reference. The Registration Statement, including the exhibits thereto, may be inspected without charge at the Commission's principal office in Washington, D.C., and copies of any and all parts thereof may be obtained from such office after payment of the fees prescribed by the Commission.

                               PROSPECTUS SUMMARY

          The following summary is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in or incorporated by reference into this Prospectus.

                                  THE COMPANY

          Crown Laboratories, Inc. (the "Company") is engaged in the development of, and intends to manufacture and market, a proprietary line of pharmaceutically-balanced nutritional products designed for the special needs of residents in nursing homes and patients in hospitals. Generally, these individuals are over age 70, and prefer foods that are easy to ingest, or are flavorful, or easily digestible, and nutritionally complete. The Company's products will be provided in aseptically sealed, flexible packages. Formulations are designed to provide a maximum of nutrient and caloric support in easily consumable forms. The Company currently intends to offer four liquid products and 26 dry-mixed products for use by individuals with dietary restrictions including low sodium diets and diabetic diets. Additionally, caloric enhancement and nutritional supplement products will be available.

          The Company's product lines will consist of standard products for nursing homes and specialized products such as those for kidney dysfunction and tube feeding. Currently the Company is in the final stages of completing a manufacturing plant in which it will produce its products for sale. The Company will not have any sales until such facility is complete and operational.

          The Company anticipates it will begin manufacturing its line of dry mix adult nutritional and specialty dietary products during the second quarter of 1995. The major pieces of equipment necessary to manufacture the Company's proprietary line of aseptic liquid products have been received, and manufacturing will begin upon completion of the commissioning of the equipment. The commissioning process is also expected to begin during the second quarter of 1995. The commissioning process could take approximately two months. The purchased equipment has been manufactured to the United States Food and Drug Administration ("F.D.A.") regulatory specifications for aseptic packaging and processing equipment. Commissioning of the equipment is required by the F.D.A.

          The Company was incorporated in Delaware on February 23, 1989. The Company's address and telephone number are 6780 Caballo Street, Las Vegas, Nevada 89119; (702) 696-9300.

                                  THE OFFERING

 Securities Offered(1) . . . . . . . . . . . . . . . . . .     This   Prospectus   covers   the   sale   of
                                                               6,505,576 shares of Common  Stock to be sold
                                                               by  certain Selling  Stockholders, including
                                                               1,146,775 shares of  Common Stock which  may
                                                               be sold after the exercise of warrants.

 Number of Shares of Common Stock
 Outstanding on April 25, 1995(1)  . . . . . . . . . . . .     12,529,691 shares.

 Risk Factors  . . . . . . . . . . . . . . . . . . . . . .     An investment  in the Common  Stock involves
                                                               a   high  degree   of  risk.     Prospective
                                                               investors   should   review  carefully   and
                                                               consider  the  factors  described  in  "Risk
                                                               Factors."

________________________
(1) Unless otherwise indicated, all references in the Prospectus to per share data and number of shares exclude 4,684,566 shares of Common Stock issuable upon exercise of outstanding warrants and options, including options which have been granted under the 1992 Stock Option Plan. However, 1,146,775 shares underlying 1,146,775 warrants are included in the shares offered by the Selling Shareholders, but are not included in outstanding shares.

                         SUMMARY FINANCIAL INFORMATION

          The following tables set forth for the periods indicated selected financial information for Crown Laboratories, Inc.

STATEMENT OF OPERATIONS DATA:

                                                    Year Ended                               Year Ended
                                                December 31, 1994                        December 31, 1993
                                          ------------------------------           -----------------------------
 Sales(1)  . . . . . . . . . .                       $   -0-                                  $   -0-
 Net loss  . . . . . . . . . .                     (1,569,979)                               (660,964)

 Net loss per share  . . . . .                        (.15)                                    (.09)


BALANCE SHEET DATA:

                                                December 31, 1994                        December 31, 1993
                                          ------------------------------           -----------------------------
 Working capital . . . . . . .                     $ 1,354,684                              $ 2,549,532

 Total assets  . . . . . . . .                        6,065,044                                3,879,667
 Total liabilities . . . . . .                        1,355,581                                  317,477

 Stockholders' equity  . . . .                        4,709,463                                3,562,190

_________________
(1) Sales will not recommence until the Company completes its manufacturing facility in Las Vegas, Nevada. See "Recent Significant Developments -- Proposed Plant."

                        RECENT SIGNIFICANT DEVELOPMENTS

PROPOSED PLANT

          In September 1994, the Company entered into a five-year lease of a 62,000 square foot facility in Las Vegas, Nevada. The Company is currently completing tenant improvements so that the plant can be commissioned by the United States Department of Agriculture (U.S.D.A.) and the F.D.A. The facility includes approximately 5,000 square feet of office facilities. The lease provides for monthly payments of $25,080 for the first year, followed by scheduled increases based upon a cost of living and a property tax increase adjustment.

          The Company has received its major manufacturing equipment and has spent $5.2 million on equipment acquisition, of which $3.5 million is in deposits and cash outlay. It has also spent $1,281,000 on leasehold improvements for offices and upgrading the production area to meet minimum standards required for manufacturing. The Company has received lease financing from G.E. Capital for its processor in the amount of $514,000 to be repaid over five years. Standard Chartered Bank has agreed to finance $1,000,000 of the cost of the Company's aseptic filling and packaging equipment, and repayment will be over an 18-month period. The monthly loan payments for the filler will begin sixty days after the Company receives approval from the F.D.A. on the filler. The telephone equipment, computer equipment and manufacturing software have been financed by the respective suppliers on a 36-month basis. The Company has received financing from First Security Bank and the Small Business Administration in the amount of $1,250,000 which has been used for equipment acquisition. No assurances can be given as to whether or not the Company will be able to continue to obtain lease or equipment financing on a basis favorable to the Company.

          While no assurances can be given, the Company anticipates that it will begin manufacturing its line of dry mix adult nutritional dietary products during the second quarter of 1995. The major pieces of equipment necessary to manufacture the Company's proprietary line of aseptic liquid products have been received, and manufacturing will begin upon completion of the commissioning of the equipment. The commissioning process is also expected to begin during the second quarter of 1995. Prior estimates of December 1994 were rescheduled since the manufacturer was behind in its delivery of the aseptic filling and packaging machine. The commissioning process could take approximately two months. The purchased equipment has been manufactured to the F.D.A. regulatory specifications for aseptic packaging and processing equipment. Commissioning of the equipment is required by the F.D.A.

PROPOSED FINANCING

          The Company is currently seeking to raise up to $2.2 million (44 units) in equity financing through a private placement, each unit consisting of 25,000 shares of Common Stock and 12,500 warrants for 12,500 shares of Common Stock exercisable at $3.00 per share, at $50,000 per unit. The Company may seek to raise more than $2.2 million. Subsequent to December 31, 1994, $1,377,500 has been raised from such private placement. There can be no assurances that the Company will be able to successfully complete the private placement or, if completed, that the Company would not require additional funds at a later date, which might involve substantial dilution to the Company's existing stockholders. In the private placement, the securities will not be registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from such registration.


                                  RISK FACTORS

          INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES CERTAIN SUBSTANTIAL RISKS AND PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS:

LIMITED OPERATING HISTORY; OPERATING LOSS

          Since inception, the Company principally has been engaged in research and development of its products. The Company did not have any sales for the years ended December 31, 1993 and 1994. The Company, together with its predecessors, Nash Nutritional Products, Inc. and Roe Pharmaceutical Co., formerly a majority owned subsidiary, incurred consolidated losses for the period from March 3, 1980 (inception) to December 31, 1994. At December 31, 1994, the Company's accumulated consolidated deficit was $3,955,878, while consolidated Stockholders Equity was $4,709,463. Lack of a liquid products manufacturing facility has restricted the Company's marketing and sales efforts. The Company and its operations are subject to the various risks inherent in the start-up and development of a new business enterprise. Since the operating history of the Company is limited, there can be no assurance that the Company will operate profitably.

NEED FOR MANUFACTURING FACILITY

          The Company had previously produced its dry-mix and liquid dietary products through contract manufacturers. However, prior arrangements had been unsatisfactory in respect of timely manufacture and delivery and impact on costs, particularly for liquid products. In order to assure a supply of its liquid and dry-mix products at a competitive price, management has determined that the Company must operate its own manufacturing facility. The Company is currently leasing a building in Las Vegas, Nevada, in which it is constructing a manufacturing facility.

POSSIBLE NEED FOR ADDITIONAL FINANCING

          The Company has spent, and will continue to spend, substantial amounts of money to develop its products and construct a manufacturing facility. The Company believes that the net proceeds from the proposed private placement discussed under "Recent Significant Developments -- Proposed Financing," existing funds, and future revenues from sales of products, if any, will satisfy the Company's cash requirements for at least twelve months after the date hereof. The Company may seek to raise additional funds. However, no assurance can be given as to the amount of future sales, if any, or when additional working capital may be required. There can be no assurance that any financing will be available or available on attractive terms, or that such financing would not result in a substantial dilution to the existing stockholders.

RISK INHERENT IN OPERATIONS

          The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new products. The likelihood of the Company's success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with development, introduction, marketing and distribution of new products in a competitive environment.

COMPETITION

          The Company's competitors possess substantially greater financial, personnel, technological and marketing resources. The Company is not presently, and may not be in the near or foreseeable future, a significant factor in its markets. Many competitors have succeeded in establishing a market share for their products. The Company can only expect to achieve significant market share through service and product differentiation, principally the plan to sell four ounce servings instead of the competition's generally standard eight ounce packaging. While the Company believes it can compete favorably in the market, there can be no assurance to that effect.

REGULATORY COMPLIANCE REQUIRED FOR OPERATIONS

          The Company's operations are regulated principally by the U.S.D.A. and the F.D.A., although state and local regulations also apply. Failure to comply with regulatory requirements could result in fines and other penalties, including cessation of production. Additionally, there can be no assurance regulatory requirements will not change or the Company will be able to economically comply with changes if they occur.

          Regulatory approval by the F.D.A. is required for the manufacturing process, which principally entails certification of the processor, and the aseptic filling and packaging machine. The manufacturers have assured the Company that their equipment will meet applicable F.D.A. regulations. The manufacturer of the processor has numerous processors approved in the United States. The filler manufacturer has never received approval in the

United States because this type of filler is the first made by them for a United States manufacturer. There can be no assurance that these two pieces of equipment will be approved by the F.D.A. Failure to meet regulatory approval will result in the Company's inability to manufacture and ship its products.

PRODUCT LIABILITY

          Although formulation, manufacturing quality control and packaging are regulated and subject to government inspection and to date there have been no claims against the Company, there can be no assurance that the manufacturing process will not result in a defect or taint that could result in harm to a user. Although the Company carries product liability insurance of $5,000,000 per occurrence, there can be no assurance that any such harm will be an insured event, or, if it is an insured event, that coverage will be sufficient. A claim which is not insured or for which coverage is not sufficient could have a material adverse impact on the Company's business and prospects.

LACK OF PRODUCT PROTECTION

          The Company regards the formulations of its products to be proprietary, but presently it has no patent or other protective rights. The Company is studying and evaluating the need and costs associated with patents and other protective rights. Currently, the Company exerts substantial efforts to protect trade secrets and to keep formulas and related process know-how confidential. However, there can be no assurance that it will be successful in these efforts. The Company has filed to register its trademark.

RELIANCE UPON KEY PERSONNEL

          The Company is largely dependent upon the personal efforts and abilities of Craig E. Nash, Chairman of the Board of Directors and Chief Executive Officer, as well as those of Scott O. Nash, Vice-Chairman of the Board of Directors and President. Craig E. Nash and Scott O. Nash, who are twin brothers, devote all of their time to the affairs of the Company. The loss or unavailability of the services of any one of them may have a materially adverse effect upon the Company. Presently, the Company has accident insurance in the amount of $1,000,000 for Craig E. Nash and Scott O. Nash, respectively. The Company does not have insurance for any non-accidental loss.

CONTROL BY EXISTING MANAGEMENT

          Officers and directors as a group own 6,560,022 shares of Common Stock out of 17,214,257 shares or 38.12%, including 5,291,290 shares or 30.74% owned by Craig E. Nash and Scott O. Nash. Thus the management of the Company, principally Craig E. Nash and Scott O. Nash, are able to continue to control the policies and affairs of the Company.

RISKS OF THE OPTIONS AND WARRANTS

          Currently, the Company has outstanding options to purchase 3,231,503 shares of common stock, and warrants to purchase 1,453,063 shares of common stock. The existence of all of these options and warrants may have an adverse effect on the terms upon which the Company would be able to obtain additional capital. Furthermore, it might be expected that the holders of all of such options and warrants would exercise their options at a time when the Company could obtain equity capital on terms more favorable than those provided for by the options and warrants. The shares underlying the warrants are covered for resale by the Selling Stockholders by this Prospectus.

LIMITED MARKET FOR COMMON STOCK

          The Common Stock is quoted and traded on the American Stock Exchange Emerging Company Marketplace. The market for the Common Stock must be considered limited and there can be no assurance that a meaningful trading market will develop. Furthermore, prices quoted may not represent the true value of the Common Stock.

NO DIVIDENDS LIKELY

          Since its inception, the Company has had no earnings and has not paid any dividends on its Common Stock. Payment of future dividends, if any, will be determined by the Company's Board of Directors. In the foreseeable future, the Company intends to retain all of its earnings to finance the development and expansion of its business.

POTENTIAL ANTI-TAKEOVER EFFECT OF AUTHORIZED PREFERRED STOCK AND CERTIFICATE OF INCORPORATION

          The Company is authorized to issue 5,000,000 shares of $0.001 par value Preferred Stock with the rights, preferences, privileges and restrictions thereof to be determined by the Board of Directors of the Company. Preferred Stock can thus be issued without the vote of the holders of Common Stock. Rights could be granted to the holders of Preferred Stock which could reduce the attractiveness of the Company as a potential takeover target, make the removal of management more difficult, or adversely impact the rights of holders of Common Stock. No Preferred Stock is currently outstanding, and the Company has no present plans for the issuance of any additional shares of Preferred Stock.

          The Company's Certificate of Incorporation contains certain provisions designed to require a beneficial owner of over 25% of the Common Stock to comply with certain provisions (regarding transactions with the Company and membership on the Board of Directors) or pay certain prices (usually the highest price paid) for the Common Stock in certain business combinations involving the beneficial owner. These provisions are in addition to those provided by Delaware law.


                              SELLING STOCKHOLDERS

        The following table shows for each of the Selling Stockholders (i) the number and percentage of Common Stock of the Company beneficially owned by each of them as of May 1, 1995, (ii) the number of shares covered by this Prospectus, and (iii) the percentage of ownership if all shares of Common Stock were sold.

                                                                     Number of       Number of
                                    Number of                          Shares          Shares
                                     Shares                           Covered          Owned
                                   Beneficially     Percent of        by this          After       Percent of
      Selling Stockholder(1)         Owned(1)         Class*       Prospectus(2)    Offering(1)      Class*
 -------------------------------   ------------     ----------     -------------    -----------    ----------
 Abbe, Harry                           5,000                             5,000              0

 Ades, Alan                           18,750                            18,750              0

 Ades, Louis                          37,500                            37,500              0

 Altman, Andrea                        7,410                             7,410              0

 Altman, Herbert G.                   32,411                            32,411              0

 Altman, Judith                        7,410                             7,410              0

 Altman, Laurence                      7,411                             7,411              0

 Alvarez Family L.C.                  18,750                            18,750              0

 Aymerich, Daniel S.                   7,500                             7,500              0

 Barone, Ronda                        18,750                            18,750              0

 Berkowitz, Arthur M.(3)              88,961                            32,201         56,760

                                                                     Number of      Number of
                                     Number of                         Shares         Shares
                                      Shares                          Covered         Owned
                                   Beneficially     Percent of        by this         After       Percent of
      Selling Stockholder(1)         Owned(1)         Class*       Prospectus(2)    Offering(1)     Class*
 -------------------------------   ------------    ------------   --------------   ------------   ----------
 Berkowitz, Arthur M.                 11,968                            11,968              0
   Defined Contribution Plan(3)

 Berkowitz, Arthur M.                 54,200                            20,000         34,200
   Profit Sharing Plan(3)

 Berkowitz, Arthur M.(3) and           4,000                             4,000              0
 Marlene, U/I/T

 Betor, Kristen                          202                               202              0

 Betor, Michael and Delores            6,308                             6,308              0

 Blanchard, Lucius                    37,500                            37,500              0

 Borja, Francisco J. & Candace L.      9,375                             9,375              0

 Bothwell, Roger and Debbie            1,280                             1,280              0

 Breakstone Associates, Inc.          37,500                            37,500              0

 Brown, Kay L.                         9,375                             9,375              0

 Campton Profit Sharing Plan          37,500                            37,500              0
 and Trust

 Canali, Amelia                       18,750                            18,750              0

 Cane, Myles(3)                       60,000                            10,000         50,000

 Carrick, Linda A.(3)                 79,000                            29,000         50,000

 Casella, Vince                      213,184                            16,000        197,184           1.6%

 Casella, Vince and Thresa             8,000                             8,000              0

 Charles Slaughter                    35,417                            35,417              0
 Foundation, The

 Chastain, Steven G.                   7,500                             7,500              0

 Chirinlan, Johny and Cosetti        375,000                           375,000              0

 Cielsour, Inc.                       50,000                            50,000              0

 Coeur-Barron Family 1993             18,750                            18,750              0
 Trust, The(5)

 Cohen, Dan and Nancy                 37,500                            37,500              0

 Cohen, Lawrence                      37,500                            37,500              0

 Cohn, David M.                       37,500                            37,500              0

 Cohn, David M. and Jacobs,           18,750                            18,750              0
 Richard F. P.A. Age Based PSP
 DTD 10-1-77

                                                                     Number of       Number of
                                     Number of                         Shares          Shares
                                      Shares                          Covered          Owned
                                   Beneficially     Percent of        by this          After       Percent of
      Selling Stockholder(1)         Owned(1)         Class*       Prospectus(2)    Offering(1)      Class*
 -------------------------------   ------------     ----------     -------------    -----------    ----------
 Connors, Denis                       16,667                            16,667              0

 Cranley, Robert and Shelly           37,500                            37,500              0

 Cranley, Robert, IRA Rollover        37,500                            37,500              0

 Cranley, Robert E. and Shelly                                                              0
 Trust

 Damerin Trust DTD 12-20-88           18,750                            18,750              0

 Daniels, Derick, J.                 112,500                           112,500              0

 Delaware Charter Guarantee &         18,750                            18,750              0
 Trust Co., John P. Kurlinski
 IRA

 Demetree, Alexandria                 10,000                            10,000              0

 Demetree, Christopher C.(4)         635,691                            78,243        547,448          4.4%

 Demetree, Christopher(4) and          8,384                             8,384              0
 Shelly

 Demetree-Doherty, Leslie A.          67,941                            67,941              0

 Demetree, Elisa A.                   67,941                            67,941              0

 Demetree, Jack C., Sr.               37,500                            37,500              0

 Demetree, Jack C., Jr.               45,197                            45,197              0

 Demetree, Jack C., III               10,000                            10,000              0

 Demetree, Mark C.                    95,197                            95,197              0

 Demetree, Mary A.                    11,250                            11,250              0

 Demetree, Neil W. Irrevocable        11,250                            11,250              0
 Trust

 Demetree, Nicholes                   10,000                            10,000              0

 Demetree, Shelly                     20,000                            20,000              0

 Demetree, Tammy                       5,499                             5,499              0

 Demetree, William C., Jr.            11,250                            11,250              0

 Demetree, William C., Sr.            11,250                            11,250              0

 Dickinson, Phillip W.                37,500                            37,500              0

 Diskin, Arthur L.                    37,500                            37,500              0

 Dorweiler Family Trust DTD 11-       18,750                            18,750              0
 16-93

 Donner, Henry J.                      3,333                             3,333              0

                                                                     Number of       Number of
                                     Number of                         Shares          Shares
                                      Shares                          Covered          Owned
                                   Beneficially     Percent of        by this          After       Percent of
      Selling Stockholder(1)         Owned(1)         Class*       Prospectus(2)    Offering(1)      Class*
 -------------------------------   ------------     ----------     -------------    -----------    ---------
 Donner, Katherine W. cust for         3,334                             3,334              0
 Melissa F. Donner

 Duchowny, Michael                    18,750                            18,750              0

 Eagle Partners                       56,250                            56,250              0

 Eiemont, Frank J. and Emily          37,500                            37,500              0

 Eismont, Jacqueline, IRA             18,750                            18,750              0
 Account

 Herman and Amelia Erhmann            33,333                            33,333              0
 Foundation

 Ferber, Melanie IRA Account          37,500                            37,500              0

 Ferber, Nicholas                     18,750                            18,750              0

 Fieldstone, Ron & Linda              37,500                            37,500              0

 Financial Strategic Portfolio       826,658                           826,658              0
 Inc. Health Sciences

 Fletcher, James                       4,000                             4,000              0

 FM Partners                          46,250                            46,250              0

 Furst Associates                    150,000                           150,000              0

 Furst, Joseph K. and Constance       37,500                            37,500              0

 Galofalo, E. & D.                     8,000                             8,000              0

 Galofalo, S. & A.                     8,000                             8,000              0

 Gamez, Jose Edgaurdo IRA              9,375                             9,375              0
 Account

 Gaviria, Jose M. and Elsie R.        37,500                            37,500              0

 Getz, Robert                          4,667                             4,667              0

 Global Health Science Fund          799,992                           799,992              0

 Godfrey, William R.                  37,500                            37,500              0

 Goodell, Keith                        1,260                             1,260              0

 Goldblum, Hillel Trust                3,333                             3,333              0

 Goldblum, Nathaniel Trust             3,333                             3,333              0

 Goldblum, Rishona Trust               3,333                             3,333              0

 Hantges, Jamie                       37,500                            37,500              0

                                                                     Number of       Number of
                                     Number of                         Shares          Shares
                                      Shares                          Covered          Owned
                                    Beneficially    Percent of        by this          After       Percent of
      Selling Stockholder(1)         Owned(1)         Class*       Prospectus(2)    Offering(1)      Class*
 -------------------------------    ------------  --------------   --------------   ------------   ----------
 Haramboure, Alfredo P. and            5,167                             5,167              0
 Diana M.

 Harroz, Edward and Susan              2,267                             2,267              0

 Hefner, Family Trust                 37,500                            37,500              0

 Helinger, Ron                        37,500                            37,500         72,728

 Hooker, Lee Allen(3)                 91,478                            18,750              0

 Hyatt, Blair F. and Pamela            3,750                             3,750              0

 Ibarra, Miguel A. and                 7,500                             7,500              0
 Isabel M.

 Jablonski, James                     13,333                            13,333              0

 Katz, Sara M.                        18,750                            18,750              0

 Kay, Cynthia for Jana Kay             2,200                             2,200              0

 Kay, David                            2,200                             2,200              0

 Kay, Harold and Cynthia              26,050                            26,050              0

 Kay, Harold Profit Plan               9,900                             9,900              0

 Kouri, Paul                         142,494                            37,208        105,286

 Kouri, Robert                         8,472                             7,000          1,472

 Kurlinski, J. Parker and             18,750                            18,750              0
 Claire

 Lifescience Technology              375,000                           375,000              0
 Partners

 Lincoln Trust Company,               37,500                            37,500              0
 Custodian FBO Paul Gilbert

 Lipsey, Simon and Carol              18,750                            18,750              0

 Loman, Lawrence(5) and              245,879                            44,799        201,080           1.6%
 Margaret

 Lupo, John A.                        37,500                            37,500              0

 Madriz, Alberto                      18,750                            18,750              0

 Mahon, William P. S. and             37,500                            37,500              0
 Kathleen M. Family Trust DTD
 12-16-92

 Mathews, Calvin T.(6)                76,434                            66,434         10,000

 Matin, Ahmad                         12,605                             6,671          5,934

 Matin, George                        26,405                               450         25,955

                                                                     Number of       Number of
                                     Number of                         Shares          Shares
                                      Shares                          Covered          Owned
                                   Beneficially     Percent of        by this          After       Percent of
      Selling Stockholder(1)         Owned(1)         Class*       Prospectus(2)    Offering(1)      Class*
 -------------------------------   ------------   --------------   --------------   ------------   ----------
 McClenahan, Bruce                    37,500                            37,500              0

 Merhi, Mandouh and Ivy Lui           10,082                            10,082              0

 Milgram, Marc                        37,500                            37,500              0

 MLPF&S cust. Stanley Weithorn        33,333                            33,333              0

 Moster, Mark                         11,428                            11,428              0

 Nachman, Seth                        18,750                            18,750              0

 Nelson, Erven J. and Frankie         37,500                            37,500              0
 J. Trust

 NFSC/FMIC IRA FBO Melanie            37,500                            37,500              0
 Ferber

 NFSC/FMTC Rollover IRA FBO           37,500                            37,500              0
 Jose Garcia

 Pasek, Jeffrey Ivan                   3,333                             3,333              0

 Pharmaceutical Medical               75,000                            75,000              0
 Technology Fund, L.P.

 Philbrick, Jack and Ann               8,945                             8,945              0

 Razook, G.A.                          1,000                             1,000              0

 Relichi, Izuka Profit Sharing        37,500                            37,500              0
 Plan

 Reilly Capital Management            37,500                            37,500              0
 Group Ltd.

 Resnick, Hyman and Marock,           18,750                            18,750              0
 Elfreda

 Resnick, Trevor and Jennifer         37,500                            37,500              0

 Roeder, Robert P.                    75,000                            75,000              0

 Ross, Jessica                           400                               400              0

 Russell, John and Pandora             1,260                             1,260              0

 Schbacker, James                      3,781                             3,781              0

 Schaff, Willber A. and Judy          37,500                            37,500              0

 Fredrick and Amelia Schimper         35,417                            35,417              0
 Foundation, The

 Schlager, Ron                         6,124                             1,124          5,000

 Schlau, Marc                         29,333                            29,333              0

                                                                     Number of       Number of
                                     Number of                         Shares          Shares
                                      Shares                          Covered          Owned
                                   Beneficially     Percent of        by this          After       Percent of
      Selling Stockholder(1)         Owned(1)         Class*       Prospectus(2)    Offering(1)      Class*
 -------------------------------   ------------   --------------   --------------   ------------   ----------
 Scott, Donald P. and                 75,000                            75,000              0
 Mildred H.

 Scuderi, Gaetano J.                   9,375                             9,375              0

 Shadid, Ned                           1,000                             1,000              0

 Simon, Ralph and Carletta             5,545                             5,545              0

 Simon, Ralph, Jr.                     1,500                             1,500              0

 Simon, Sydney                           280                               280              0

 Smith, Newton and Mary Ellen            480                               480              0

 Stanley, Ronald                      37,500                            37,500              0

 Steiner, Anita Trust                  3,334                             3,334              0

 Strochak, Debra G.                   18,750                            18,750              0

 Swartz, Harold F.                    18,750                            18,750              0

 Swavely, Robert and Ann              10,452                            10,452              0

 Swimmer, Leonard and Bobbi           37,500                            37,500              0

 Tapia, Eduardo J. and Zenia C.       15,000                            15,000              0

 Temple, Donald                        9,375                             9,375              0

 Thomas, Lillie C.(5)                231,033                            33,114        197,919           1.6%

 Tolkin, Bradley J.                   37,500                            37,500              0

 Tom, Michael(7) and Marte           240,500                            15,467        225,033           1.8%

 Tuchman, Roberto                     18,750                            18,750              0

 Tuffanelli, Shirley Jean Trust       37,500                            37,500              0

 Tuffanelli Family Trust              37,500                            37,500              0

 Turken, Jack                         18,750                            18,750              0

 Tyndall, Robert A. and               37,500                            37,500              0
 Sydney N. Family Trust

 Uribe, John W.                       37,500                            37,500              0

 Vendette, Vince                     114,063                            80,000         34,063

 Vendette, Vince and D.                8,000                             8,000              0

 Wagman, Jack M. and Normae S.        18,750                            18,750              0
 Family Trust

 Wallace, John                        16,000                            16,000              0

                                                                     Number of       Number of
                                     Number of                         Shares          Shares
                                      Shares                          Covered          Owned
                                   Beneficially     Percent of        by this          After       Percent of
      Selling Stockholder(1)         Owned(1)         Class*       Prospectus(2)    Offering(1)      Class*
 -------------------------------   ------------   --------------   --------------   ------------   ----------
 Welner, Mathew                        3,334                             3,334              0

 Welner, Richard                       6,667                             6,667              0

 Wetterling, James E. Jr. and         37,500                            37,500              0
 Dawn

 Zahn, Spencer                        18,750                            18,750              0

 Zuardo, Russell and Betty            37,500                            37,500              0

 Zych, Gregory A. and                 18,750                            18,750              0
 Jacqueline L.
- ----------------------------

*    If over one percent

(1) Includes shares underlying warrants and options currently exercisable and exercisable within sixty days of May 1, 1995.

(2)  Includes shares underlying warrants whether or not currently exercisable.

(3)  Director of the Company.

(4)  Director and National Account Executive of the Company.

(5)  Employee of the Company.

(6)  Former Director and former President of the Company.

(7)  Chief Financial Officer of the Company.


                              PLAN OF DISTRIBUTION

          The shares may be sold by the Selling Stockholders (including shares received upon exercise of warrants), or by pledgees, donees, transferees or other successors-in-interest. Such sales may be made on the AMEX-ECM, in privately negotiated transactions, or otherwise, at market prices or at negotiated prices. The shares may be sold by one or more of the following methods: (a) a block trade in which the broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal in order to consummate the transaction; (b) purchase by a broker or dealer as principal, and the resale by such broker or dealer for its account pursuant to this Prospectus, including resale to another broker or dealer; or (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Stockholders may arrange for other brokers or dealers to participate. Any such brokers or dealers may receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended. Any gain realized by such a broker or dealer on the sale of shares which it purchases as a principal may be deemed to be compensation to the broker or dealer in addition to any commissions paid to the broker by the Selling Stockholders.

          The shares covered by this Prospectus may be sold under Rule 144 rather than this Prospectus if they qualify for sale under Rule 144. Certain of such shares may currently qualify for sale under Rule 144. The Company will not receive any portion of the proceeds of the shares sold by the Selling Stockholders, but will receive funds upon the exercise of warrants, which funds, if any, will be used for working capital. There is no assurance that any of the Selling Stockholders will sell any or all of the shares of Common Stock offered by them.

          The Selling Stockholders have advised the Company that during the time they are engaged in distribution of Common Stock covered by this Prospectus, they will comply with Rules 10b-5 and 10b-6 under the Exchange Act, and pursuant thereto: (i) will not engage in any stabilization activity in connection with the Company's securities; (ii) will furnish each broker through which Common Stock covered by this Prospectus may be offered the number of copies of this Prospectus which are required by each broker; and (iii) will not bid for or purchase any securities of the Company or attempt to induce any person to purchase any of the Company's securities other than as permitted under the Exchange Act. Selling Stockholders who may be an "affiliated purchaser" of the Company as defined in Rule 10b-6 have been further advised that pursuant to Exchange Act Release 34-23611 (September 11, 1986), they must coordinate their sales under this Prospectus with each other and the Company for purposes of Rule 10b-6.


                                 LEGAL OPINION

          The validity of the issuance of the shares of Common Stock offered hereby will be passed upon for the Company by Jeffer, Mangels, Butler & Marmaro.


                                    EXPERTS

          The consolidated financial statements as of and for the years ended December 31, 1994 and 1993 incorporated by reference in this Prospectus and elsewhere in the Registration Statement have been audited by Arthur
Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

          In June, 1993, Michael Tom, certified public accountant, became Controller of the Company and on October 1, 1993, the Company retained Arthur Andersen LLP as its independent public accountants. Mr. Tom is currently Chief Financial Officer of the Company. The change in independent public accountants was approved by the Board of Directors. For the Company's fiscal years ended December 31, 1992 and 1991, the financial statements did not contain an adverse opinion or a disclaimer of opinion nor were they qualified or modified as to uncertainty, audit scope, or accounting principles by Michael Tom, C.P.A., except for an explanatory paragraph as to the Company's ability to continue as a going concern. During the two fiscal years ended December 31, 1992 and 1991, and through the date of his resignation, there were not any disagreements with Michael Tom, C.P.A. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Michael Tom, C.P.A., would have caused him to make a reference to the subject matter of the disagreements in connection with his report, nor were there any "reportable events" as defined by the Securities and Exchange Commission. During the two fiscal years ended December 31, 1992 and 1991, and until the date of their retention, the Company had not consulted with Arthur Andersen LLP, on the application of accounting principles to a specified transaction, or the type of audit opinion that might be rendered on the Company's financial statements or any disagreements or reportable events.

=======================================================

NO DEALER, SALESMAN OR OTHER PERSON IS AUTHORIZED TO
GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS
NOT CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH
THE OFFER MADE HEREBY, AND IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.  THIS
PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A
SOLICITATION OF ANY OFFER TO BUY THE SECURITIES OFFERED
HEREBY TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION
IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.
THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT
IMPLY THAT INFORMATION CONTAINED HEREIN IS CORRECT AS
OF ANY TIME SUBSEQUENT TO ITS DATE.
                _______________________

                   TABLE OF CONTENTS

                                                    Page
                                                    ----
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . 2

AVAILABLE INFORMATION . . . . . . . . . . . . . . . . 2

PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . 3

RECENT SIGNIFICANT DEVELOPMENTS . . . . . . . . . . . 5

RISK FACTORS  . . . . . . . . . . . . . . . . . . . . 5

SELLING STOCKHOLDERS  . . . . . . . . . . . . . . . . 8

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . .  15

LEGAL OPINION . . . . . . . . . . . . . . . . . . .  16

EXPERTS . . . . . . . . . . . . . . . . . . . . . .  16

=======================================================

=======================================================

                         CROWN
                   LABORATORIES, INC.






                     COMMON STOCK








                _______________________

                       PROSPECTUS
                _______________________
















                 _____________ __, 1995


=======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement. None of such expenses will be paid by the Selling Stockholders.

                                                                                    Total
                                                                                    -----
                 Registration Fee Under Securities Act of 1933 . . . . . . . .    $ 3,023
                 Photocopying  . . . . . . . . . . . . . . . . . . . . . . . .      1,000
                 Accounting Fees and Expenses  . . . . . . . . . . . . . . . .      5,000
                 Legal Fees and Expenses . . . . . . . . . . . . . . . . . . .      5,000
                 Blue Sky Fees and Expenses (including related legal fees) . .      2,500
                 Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .        495
                                                                                  -------
                         Total   . . . . . . . . . . . . . . . . . . . . . . .    $17,000
                                                                                  =======

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Delaware General Corporation Law Section 145 provides that the Registrant may indemnify any officer or director who was made a party to a suit because of his position, including derivative suits, if he was acting in good faith and in a manner he reasonably believed was in the best interest of the Registrant, except, in certain circumstances, for negligence or misconduct in the performance of his duty to the Registrant. If the director or officer is successful in his suit, he is entitled to indemnification for expenses, including attorney's fees. The Company's Certificate of Incorporation eliminates director liability to stockholders or the Company for monetary damages arising out of certain breaches by the directors of their fiduciary duty of care. The duty of care refers to the fiduciary duty of directors to be sufficiently diligent and careful in considering a transaction or taking or refusing to take some corporate action. Finally, Registrant's By-Laws provide for indemnification of Registrant's officers and directors, except in case of gross negligence or willful misconduct, if they are a party to an action because they were an officer or director.

ITEM 16.   EXHIBITS
          3(c)   Certificate of Incorporation, as amended(1)
          3(b)   By-Laws, as amended(2)
          4(f)   See Exhibit 3(a) and (b)
          5(a)   Opinion of Jeffer, Mangels, Butler & Marmaro(3)
         24(a)   Consent of Jeffer, Mangels, Butler & Marmaro (contained in Exhibit 5(a))
         24(b)   Consent of Arthur Andersen LLP (included as page II-6)(3)

_________________

(1) Previously filed as exhibits to a Form 10-KSB/A-1 of Registrant for the December 31, 1994 fiscal year.

(2) Previously filed as exhibits to a Form 8-K of Registrant for September 24, 1991.

(3)      Filed herewith.


ITEM 17.  UNDERTAKINGS

         (a)     The undersigned Registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                            (i) To include a Prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                           (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions in Item 15 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless, in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Las Vegas, Nevada on the 27th day of April, 1995.

                                                        CROWN LABORATORIES, INC.


                              By:  s/CRAIG E. NASH
                                   ---------------------------------------------
                                   CRAIG E. NASH, Chief Executive Officer


                               POWER OF ATTORNEY

        Each person whose individual signature appears below hereby constitutes and appoints Craig E. Nash and Scott O. Nash as his true and lawful attorney(s)-in-fact, each with full power of substitution to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

        In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement was signed by the following persons in the capacities and on the dates indicated.


             Signature                                    Title                                 Date
 ---------------------------------   ------------------------------------------------   ---------------------
 s/CRAIG E. NASH                     Chief Executive Officer and Chairman of the        April 27, 1995
 ---------------------------------
 CRAIG E. NASH                       Board of Directors


 s/SCOTT O. NASH                     President and Vice Chairman of the Board of        April 26, 1995
 ---------------------------------
 SCOTT O. NASH                       Directors


 s/MICHAEL TOM                       Chief Financial Officer (Principal Accounting      April 26, 1995
 ---------------------------------
 MICHAEL TOM                         Officer)


 s/CHRISTOPHER DEMETREE              Director                                           April 25, 1995
 ---------------------------------
 CHRISTOPHER DEMETREE


 s/MYLES CANE                        Director                                           April 25, 1995
 ---------------------------------
 MYLES CANE


 s/LEE ALLEN HOOKER                  Director                                           April 27, 1995
 ---------------------------------
 LEE ALLEN HOOKER


 s/ARTHUR M. BERKOWITZ               Director                                           April 27, 1995
 ---------------------------------
 ARTHUR M. BERKOWITZ


 s/LINDA CARRICK                     Director                                           April 27, 1995
 ---------------------------------
 LINDA CARRICK

                               CONSENT OF COUNSEL


        The consent of Jeffer, Mangels, Butler & Marmaro is contained in their opinion, Exhibit 5(a).

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


        As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 28, 1995 included in Crown Laboratories, Inc., Form 10-KSB and its
Form 10-KSB/A1 for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.


                                                          ARTHUR ANDERSEN LLP


New York, New York
April 27, 1995

Exhibit                                                     Page No.
- -------                                                     --------
5.1     Opinion of Jeffer, Mangels, Butler & Marmaro